IDEAYA Biosciences, Inc. Reports Second Quarter 2024 Financial Results

and Provides Business Update

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Darovasertib achieves triple-digit enrollment in Phase 2/3 trial in 1L HLA-A2*02:01(-) MUM; and >50 patients enrolled in Phase 2 neoadjuvant UM study
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ASCO 2024 oral presentation of darovasertib in neoadjuvant UM; FDA Type C meeting for neoadjuvant UM in Q3’24 and targeting Phase 2 neoadjuvant UM data update in H2’24
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Demonstrated preliminary proof-of-concept for IDE397 in MTAP urothelial and lung cancer; 1 PR awaiting confirmation has confirmed and 1 additional PR still awaiting confirmation, from the 2 uPRs noted in the July 8, 2024 webcast
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IDEAYA, in consultation with Amgen, has now financially budgeted to support its obligations for target IDE397 / AMG 193 clinical combination expansion in NSCLC
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Phase 1 FPI achieved for IDE397 and Trodelvy® combo in MTAP-deletion urothelial cancer
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Targeting initial IDE161 Ph 1/2 expansion and Phase 1 FPI for IDE161 in combination with Merck’s anti-PD-1 therapy KEYTRUDA® (pembrolizumab) in endometrial cancer in H2’24
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Targeting Werner IND in H2’24, and MTAP and KAT6 pathway DCs in H2’24
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Targeting B7H3/PTK7 Topo-Payload Bispecific-ADC DC nomination in H2’24
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IDEAYA to host an Investor R&D Day in Q4 2024
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$952.7 million of cash, cash equivalents and marketable securities as of June 30, 2024, supplemented by net proceeds of $283.8 million from July 2024 public offering, anticipated to fund operations into at least 2028

South San Francisco, CA, August 6, 2024– IDEAYA Biosciences, Inc. (Nasdaq: IDYA), a precision medicine oncology company committed to the discovery and development of targeted therapeutics, provided a business update, and announced financial results for the second quarter ended June 30, 2024.

“We made significant progress advancing four potential first-in-class precision medicine oncology clinical programs this past quarter, and we are on-track to deliver our fifth potential first-in-class program to the clinic this year in Werner Helicase. Importantly, we presented preliminary clinical proof of concept data for IDE397 monotherapy in MTAP-deletion urothelial and lung cancer, demonstrating the ability to deliver confirmed RECIST responses with a favorable AE profile. The IDE397 combination therapy trials in MTAP-deletion solid tumors with our collaborators continue to progress, with the first patient dosed in the Phase 1 trial evaluating IDE397 with Gilead’s Trodelvy, and continued dose escalation in the AMG 193 clinical combination with Amgen. We look forward to hosting an investor R&D Day that will profile our rapidly advancing potential first-in-class precision medicine oncology pipeline, where we are targeting multiple additional development candidates by the end of this year,” said Yujiro S. Hata, President and Chief Executive Officer, IDEAYA Biosciences.

“We were excited to share the compelling interim clinical data from the investigator- and company-sponsored Phase 2 trials of darovasertib in neoadjuvant UM, and look forward to discussing the registrational path forward with the FDA and providing our company-sponsored Phase 2 trial update in over 30 patients during the second half of this year. In addition, the most recent positive interim results observed with IDE397 monotherapy, in addition to the ongoing combination trials, bring us closer to potentially addressing a high unmet need in MTAP-deletion NSCLC, urothelial cancer and other solid tumors, and we are targeting developing a registrational plan in 2025. Separately, we anticipate initiating both the Phase 2 IDE161 monotherapy expansion cohort and the IDE161 in combination with KEYTRUDA cohort in the second half of 2024,” said Darrin Beaupre, M.D., Ph.D., Chief Medical Officer, IDEAYA Biosciences.

Summary of Q2 and Recent Key Developments

Research and Clinical Development

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Darovasertib in neoadjuvant uveal melanoma (UM)
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Interim data from the investigator-sponsored Phase 2 trial were presented at the American Society of Clinical Oncology (ASCO) 2024 meeting by Anthony Joshua, MBBS, PhD, FRACP, Head Department of Medical Oncology, Kinghorn Cancer Centre, St. Vincent's Hospital in Sydney, and the lead principal investigator of the study.
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The company-sponsored Phase 2 trial has enrolled over 50 patients in 20 sites globally as of July 31, 2024; a clinical update from eight patients was provided. An additional clinical data update in over 30 patients is planned in the second half of 2024.
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IDEAYA has scheduled a Type C meeting with the U.S. Food and Drug Administration (FDA) to discuss a potential registrational trial for darovasertib in the neoadjuvant UM setting in the third quarter of 2024.
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IDE397 in MTAP-Deletion Solid Tumors
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Selected 30 mg as move-forward Phase 2 expansion dose in MTAP-deletion urothelial cancer and squamous non-small cell lung cancer (NSCLC). Reported positive interim data from 18 evaluable urothelial cancer and NSCLC patients.
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Announced first-patient-in (FPI) for Phase 1 trial evaluating IDE397 in combination with Gilead’s Trodelvy in MTAP-deletion urothelial cancer.
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The IDE397 / AMG 193 clinical combination dose escalation is ongoing. In the past quarter, IDEAYA, in consultation with Amgen, has now financially budgeted to support its obligations for target IDE397 / AMG 193 clinical combination expansion in NSCLC.
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Entered into an option and license agreement for a potential first-in-class B7H3/PTK7 topo-I-payload bispecific antibody drug conjugate (B7H3/PTK7 Topo-Payload BsADC)

program with Biocytogen Pharmaceuticals (Beijing) Co., Ltd. (Biocytogen) in July 2024. A development candidate nomination is targeted for the second half of 2024.
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IDEAYA plans to host an Investor R&D Day in Q4 2024.

Corporate Development

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Raised gross proceeds of approximately $302.4 million in July 2024 through public offering, generating net proceeds of approximately $283.8 million.
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Appointed Daniel A. Simon as Chief Business officer. Mr. Simon brings over 18 years of experience at leading life science and strategy consulting companies.

Clinical Programs and Upcoming Milestones

Darovasertib (IDE196) Program in Tumors with GNAQ or GNA11 Mutations

Darovasertib is a potent and selective protein kinase C (PKC) inhibitor being developed to broadly address primary and metastatic UM. Darovasertib is currently being evaluated in four ongoing clinical trials. The darovasertib and crizotinib combination in MUM has FDA Fast Track designation:

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IDE196-002(NCT05987332) is a Phase 2/3 potentially registration-enabling clinical trial of darovasertib + crizotinib in first-line human leukocyte antigens HLA-A2*02:01(-) MUM. Triple digit patient enrollment has been achieved as of July 31, 2024.
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IDE196-001 (NCT03947385) is a Phase 1/2 clinical trial evaluating darovasertib + crizotinib in GNAQ/11 melanomas, including in MUM and metastatic cutaneous melanoma.
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Phase 2 trials of darovasertib as neoadjuvant / adjuvant therapy in primary UM:
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IDE196-009 (NCT05907954) is a company-sponsored Phase 2 trial evaluating darovasertib as neoadjuvant treatment of UM prior to primary interventional treatment of enucleation or radiation therapy, and as adjuvant therapy following the primary treatment.
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Interim efficacy and safety results were reported in conjunction with the Phase 2 investigator-initiated trial (IST) interim data ASCO 2024 presentation.
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Data from eight patients (six enucleation and two plaque eligible) who have been on darovasertib treatment for 4 months or more as of the database lock of May 24, 2024 demonstrated a median tumor shrinkage (maximum height/base/volume change) of approximately 40%/25%/72% and the majority of the six enucleation patients had reported Eye Saved (i.e., converted to plaque brachytherapy or external beam radiotherapy (EBRT) eligible).
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Darovasertib had a manageable adverse events (AEs) profile with no drug-related serious adverse events (SAEs) observed; drug-related AEs were predominantly Grade 1 or Grade 2 and approximately 13% of patients reported at least one drug-related Grade 3 AE.
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The trial has enrolled over 50 patients in 20 sites globally, as of July 31, 2024.

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An amendment to the study protocol was submitted to the FDA in July 2024 to enable dosing of darovasertib as neoadjuvant and adjuvant therapy up to 12 months each. As part of this amendment the number of patients in the study was increased from 82 to 122 patients and the part 2 of the study will, once the amendment is effective, consist of adjuvant treatment with darovasertib in combination with crizotinib for patients with disease characteristics suggesting high or intermediate risk of metastasis.
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Additional clinical efficacy update from the company-sponsored Phase 2 of darovasertib neoadjuvant UM trial in over 30 patients is anticipated in the second half of 2024.
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NADOM (NCT05187884) is a Phase 2 neoadjuvant / adjuvant trial of darovasertib in ocular melanoma. This is an IST led by Anthony Joshua, MBBS, PhD, FRACP, Head Department of Medical Oncology, Kinghorn Cancer Centre, St. Vincent's Hospital in Sydney with additional participating sites in Melbourne, Australia.
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Interim efficacy and safety results were presented at the ASCO 2024 meeting. As of the database lock on May 14, 2024, 13 patients had completed neoadjuvant treatment, 11 patients received adjuvant darovasertib after primary treatment of their UM, with five patients completing the planned six months of therapy. At that time, 75% (nine out of 12 enucleation patients) had confirmed Eye Saved (i.e., converted to plaque brachytherapy or EBRT). After six months, approximately 67% (eight out of 12 enucleation patients) observed greater than 30% tumor shrinkage (maximum volume change) and median tumor shrinkage (maximum volume change) was approximately 47%.
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Darovasertib monotherapy neoadjuvant treatment had a manageable AE profile with no drug-related SAEs observed. Drug-related AEs were predominantly Grade 1 or Grade 2 and 20% of patients reported at least one drug-related Grade 3 AE.
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IDEAYA has scheduled a Type C meeting with the FDA in the third quarter of 2024 to discuss a potential registrational trial for darovasertib in the neoadjuvant UM setting.

IDE397 Program in Tumors with MTAP Deletion

IDE397 is a potent and selective small molecule inhibitor targeting methionine adenosyltransferase 2 alpha (MAT2A) in patients having solid tumors with methylthioadenosine phosphorylase (MTAP) deletion. IDEAYA continues to focus on evaluating IDE397 in two trials in select monotherapy indications and in high conviction clinical combinations:

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IDE397-001 (NCT04794699) is a Phase 1/2 treatment study with monotherapy expansion in MTAP-deletion NSCLC and urothelial cancer. The estimated U.S. MTAP-deletion annual incidence in NSCLC and urothelial cancer is approximately 48,000 patients.

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Selected 30 mg as the move-forward expansion dose for IDE397 monotherapy in MTAP-deletion urothelial cancer and squamous NSCLC based on adverse event profile and preliminary clinical efficacy observed.
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Over 35 global clinical trial sites activated to enable rapid enrollment.
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Reported positive interim data from 18 evaluable MTAP-deletion urothelial and NSCLC patients by RECIST 1.1:
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~39% Overall Response Rate (ORR) observed with one complete response and six partial responses. Two partial responses were awaiting confirmation at the time of the update (July 8, 2024), and one urothelial cancer patient that had a 100% tumor reduction in the target lesion at the last CT-scan assessment has now been confirmed. The second adenocarcinoma NSCLC patient is still awaiting confirmation as of July 31, 2024
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In patients with urothelial cancer: One complete response and two partial responses were observed.
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In patients with lung cancer: three partial responses were seen in squamous NSCLC patients, and one partial response seen in adenocarcinoma NSCLC patient. There was one non-evaluable patient who discontinued due to rapid clinical progression of cancer fatigue and drug-unrelated adverse events in cycle 1 of treatment.
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~94% Disease Control Rate (DCR) seen with one complete response, six partial responses, and 10 stable disease.
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~78% of patients (14/18) experienced tumor shrinkage.
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Preliminary durability assessment showed 11 of the 18 patients are still on treatment, and five of seven RECIST 1.1 responses remain in response. Median duration of treatment, median duration of response, and median progression free survival not yet reached.
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~81% circulating tumor DNA (ctDNA) Molecular Response (MR) Rate observed in evaluable subjects with 13 of 16 patients with 50% or greater ctDNA reduction. There were several quality control failures of patient samples that led to unavailability for MR analysis.
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Overall favorable AE profile. Approximately 5.6% grade 3 or higher drug-related AEs and no drug-related SAEs reported at IDE397 30 mg once-a-day expansion dose. No drug-related AEs leading to discontinuations observed. We anticipate that the favorable AE profile and dosing convenience of a 30 mg once-a-day tablet has the potential to enable long-term dosing and combination development.
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30 mg once daily expansion dose achieves target drug coverage and plasma S-adenosyl-l-methionine (SAM) pharmacodynamic reduction associated with preclinical tumor regressions.

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Targeting development of IDE397 registrational plan in MTAP-deletion solid tumors in 2025.
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Phase 1/2 trial of IDE397 and AMG 193 in MTAP-Deletion NSCLC (Amgen-sponsored study, NCT05975073)
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Targeting development of joint publication strategy on IDE397 and AMG193 combination in 2024.
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At this time, the IDE397 / AMG 193 clinical combination dose escalation is ongoing. In the past quarter, IDEAYA, in consultation with Amgen, has now financially budgeted to support its obligations for target IDE397 / AMG 193 clinical combination expansion in NSCLC.
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First patient dosed in the Phase 1 trial of IDE397 and Trodelvy in MTAP-deletion urothelial cancer (IDEAYA-sponsored,NCT04794699) evaluating the safety, tolerability, pharmacokinetics, pharmacodynamics and efficacy. The MAT2A-Trop2 antibody-drug conjugate (ADC) combination targets two distinct, yet complementary nodes in the 26% of patients with MTAP-deleted urothelial cancer and has first-in-class potential to improve clinical outcomes for urothelial cancer patients.

IDE161 Program in Tumors with Homologous Recombination Deficiency

IDE161 is a potential first-in-class inhibitor of poly(ADP-ribose) glycohydrolase (PARG), a novel, mechanistically distinct target in the same clinically validated biological pathway as poly(ADP-ribose) polymerase (PARP). IDE161 received two FDA Fast Track designations in platinum-resistant advanced or metastatic ovarian cancer patients having tumors with BRCA1/2 mutations, and in pretreated advanced or metastatic HR+, Her2-, BRACA1/2 mutant breast cancer. IDE161 is currently being evaluated as a monotherapy in IDE161-001 (NCT05787587), a Phase 1 trial of IDE161 in solid tumors with homologous recombination deficiency (HRD). Selection of an initial Phase 1/2 monotherapy expansion dose in HRD solid tumors remains on track for the second half of 2024. IDEAYA is currently validating IDE161 combination opportunities preclinically and targeting identification of additional combination(s) in 2024.

Additionally, IDEAYA is planning to evaluate IDE161 in combination with KEYTRUDA® in patients with microsatellite instability (MSI)-high and microsatellite stable (MSS) endometrial cancer. Clinical first-patient-in for the IDE161 and KEYTRUDA® combination is targeted in the second half of 2024.

KEYTRUDA® is a registered trademark of Merck Sharp & Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.

GSK-Partnered Programs

GSK101 (IDE705) Program in Tumors with HRD

GSK101 (IDE705) is a potential first-in-class small molecule inhibitor of Pol Theta Helicase being developed as a combination treatment with niraparib for advanced solid tumors with HRD. The dose escalation portion of the GSK-sponsored Phase 1/2 clinical trial to evaluate GSK101 in combination with niraparib, the GSK small molecule inhibitor of PARP, for patients having solid tumors with BRCA or other HR mutations, or with HRD is currently ongoing.

Upon initiation of the Phase 1 dose expansion, IDEAYA will be eligible to receive a $10.0 million milestone payment, with the collaboration having a potential further aggregate later-stage development and regulatory milestones of up to $465.0 million. GSK is responsible for all research and development costs for the program. Upon commercialization, IDEAYA will be eligible to receive up to $475 million of commercial milestones, and tiered royalties on global net sales of GSK101 – ranging from high single-digit to sub-teen double-digit percentages, subject to certain customary reductions.

Werner Helicase Inhibitor in Tumors with High MSI

IDEAYA and GSK remain on track for an IND filing in the second half of 2024 for the selected Werner Helicase inhibitor announced in December 2023. The IND-enabling Good Laboratory Practice (GLP) toxicology studies have been completed for the Werner Helicase inhibitor development candidate. IDEAYA has the potential to earn up to an additional $17.0 million in aggregate milestones through early Phase 1, including $7.0 million upon IND clearance, and is entitled to receive up to $465.0 million in further later-stage development and regulatory milestones. GSK is responsible for 80% of global research and development costs and IDEAYA is responsible for 20% of such costs. Upon commercialization, IDEAYA will be eligible to receive up to $475 million of commercial milestones, 50% of U.S. net profits and tiered royalties on global non-U.S. net sales of the Werner Helicase inhibitor development candidate (DC) – ranging from high single-digit to sub-teen double-digit percentages, subject to certain customary reductions.

B7H3/PTK7 Topo-Payload BsADC Program

IDEAYA entered into an option and license agreement for a potential first-in-class B7H3/PTK7 Topo-Payload BsADC program with Biocytogen in July 2024. The agreement grants IDEAYA an option for an exclusive worldwide license from Biocytogen for a potential first-in-class B7H3/PTK7 Topo-Payload BsADC program. B7H3/PTK7 has been found to be co-expressed in multiple solid tumor types, including double-digit percent prevalence in lung, colorectal, and head and neck cancers, among others. Based on preclinical data, the potential first-in-class B7H3/PTK7 Topo-Payload BsADC program has the potential to be developed as a monotherapy agent and used in combination with multiple programs in IDEAYA’s pipeline targeting DDR-based therapies, including PARG inhibitor IDE161. A development candidate nomination for the B7H3/PTK7 Topo-Payload BsADC program is targeted for the second half of 2024.

Under the terms of the agreement, Biocytogen will receive an upfront fee and, upon an option exercise by IDEAYA, be entitled to receive an option exercise fee, development and regulatory milestones and commercial milestone payments, as well as single-digit royalties on net sales. Total potential upfront, option exercise and milestone payments equal an aggregate of $406.5 million, including development and regulatory milestones of $100.0 million.

Next-Generation Precision Medicine Pipeline Programs

Early preclinical research programs focused on pharmacological inhibition of several new targets for patients with solid tumors characterized by defined biomarkers based on genetic mutations and/or molecular signatures are ongoing. These programs have the potential for discovery and development of first-in-class or best-in-class therapeutics with multiple wholly owned DC nominations targeted in the second half of 2024, including in MTAP-deletion solid tumors indications to enable a potential wholly-owned clinical combination with IDE397 and the lysine acetyltransferase 6 (KAT6) pathway.

Financial Results

As of June 30, 2024, IDEAYA had cash, cash equivalents and marketable securities totaling $952.7 million. This compared to cash, cash equivalents and marketable securities of $941.4 million as of March 31, 2024. The increase was primarily attributable to net proceeds of $36.5 million from the sale of common stock shares through IDEAYA’s at-the-market offering program during the period from April 1, 2024 to June 30, 2024, partially offset by net cash used in operations.

Subsequent to the reporting period for the quarter ended June 30, 2024, IDEAYA announced the closing in July 2024 of an underwritten public offering of common stock and pre-funded warrants to purchase common stock, generating net proceeds of approximately $283.8 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by IDEAYA.

There was no collaboration revenue recognized for the three months ended June 30, 2024 similar to the three months ended March 31, 2024. We completed all performance obligations related to the upfront payment under the GSK collaboration agreement as of December 31, 2023. Future collaboration revenue recognized under the GSK collaboration agreement will be related to future milestone payments as they are earned.

Research and development (R&D) expenses for the three months ended June 30, 2024 totaled $54.5 million compared to $42.8 million for the three months ended March 31, 2024. The increase was primarily due to higher stock-based compensation expenses, clinical trial expenses, professional and outside services and consulting expenses.

General and administrative (G&A) expenses for the three months ended June 30, 2024 totaled $10.4 million compared to $8.2 million for the three months ended March 31, 2024. The increase was primarily due to higher stock-based compensation expenses, audit fees and consulting expenses.

The net loss for the three months ended June 30, 2024 was $52.8 million compared to the net loss of $39.6 million for the three months ended March 31, 2024. Total stock compensation expense for the three months ended June 30, 2024 was $9.7 million compared to $6.3 million for the three months ended March 31, 2024.

About IDEAYA Biosciences

IDEAYA is a precision medicine oncology company committed to the discovery and development of targeted therapeutics for patient populations selected using molecular diagnostics. IDEAYA’s approach integrates capabilities in identifying and validating translational biomarkers with drug discovery to select patient populations most likely to benefit from its targeted therapies. IDEAYA is applying its research and drug discovery capabilities to synthetic lethality – which represents an emerging class of precision medicine targets.

IDEAYA’s updated corporate presentation is available on its website, at its Investor Relations page: https://ir.ideayabio.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to (i) the timing, content and venue of clinical program updates, (ii) the timing for the development of a joint Amgen/IDEAYA publication strategy, (iii) the timing of an FDA Type C meeting for neoadjuvant UM, (iv) the timing of initial Phase 1/2 monotherapy expansion for IDE161 in HRD solid tumors, (v) the timing of a first-patient-in in the IDE161 and KEYTRUDA combination study, (vi) the timing of IND submission for the Werner Helicase inhibitor DC, (vii) the timing of designation of next generation development candidates, (viii) the extent to which IDEAYA’s existing cash, cash equivalents, and marketable securities will fund its planned operations, (ix) the estimate of patient populations, (x) additional clinical combinations, and (xi) the receipt of development and regulatory milestones. Such forward-looking statements involve substantial risks and uncertainties that could cause IDEAYA’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including IDEAYA’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, IDEAYA’s ability to successfully establish, protect and defend its intellectual property, and other matters that could affect the sufficiency of existing cash to fund operations. IDEAYA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of IDEAYA in general, see IDEAYA’s Annual Report on Form 10-K dated February 20, 2024 and any current and periodic reports filed with the U.S. Securities and Exchange Commission.

Investor and Media Contact

IDEAYA Biosciences
Andres Ruiz Briseno

SVP, Head of Finance and Investor Relations
investor@ideayabio.com

IDEAYA Biosciences, Inc.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2024	June 30, 2023
	(Unaudited)		(Unaudited)
Collaboration revenue	$-	$-	$-	$11,424
Operating expenses:
Research and development	54,533	42,805	97,338	57,037
General and administrative	10,394	8,212	18,606	13,375
Total operating expenses	64,927	51,017	115,944	70,412
Loss from operations	(64,927)	(51,017)	(115,944)	(58,988)
Interest income and other income, net	12,155	11,445	23,600	7,422
Net loss	(52,772)	(39,572)	(92,344)	(51,566)
Unrealized (losses) gains on marketable securities	(493)	(1,485)	(1,978)	1,692
Comprehensive loss	$(53,265)	$(41,057)	$(94,322)	$(49,874)
Net loss per share attributable to common stockholders, basic and diluted	$(0.68)	$(0.53)	$(1.21)	$(0.99)
Weighted-average number of shares outstanding, basic and diluted	77,962,730	75,108,484	76,535,607	52,332,373

IDEAYA Biosciences, Inc.

Condensed Balance Sheet Data

(in thousands)

	June 30,	December 31,
	2024	2023
	(Unaudited)
Cash and cash equivalents and short-term and long-term marketable securities	$952,729	$632,606
Total assets	973,663	649,316
Total liabilities	42,005	28,226
Total liabilities and stockholders' equity	973,663	649,316